United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):

July 22, 2013
Fidelity National Financial, Inc.
(Exact name of Registrant as Specified in its Charter)
001-32630
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	16-1725106 (IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-8100
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Submission of Matters to a Vote of Security Holders

(a) Effective July 22, 2013, our Board of Directors approved an amendment to our Amended and Restated ByLaws to conform the name of the company to its current name, to permit shareholder action by written consent consistent with our certificate of incorporation, and to eliminate supermajority voting for amendments to the bylaws and permit amendments of the bylaws to be made by the holders of outstanding stock by such vote as is required by applicable law or by the directors, consistent with our certificate of incorporation. Other than the name change, these changes were made to conform the bylaws to the changes to our certificate of incorporation approved by the shareholders of our common stock at the annual meeting held May 22, 2013.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.
The following exhibit is being filed as part of this Report on Form 8-K:

3.1	Second Amended and Restated Bylaws of Fidelity National Financial, Inc. as adopted on July 22, 2013

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.
Date:	July 25, 2013	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel and Corporate Secretary

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